Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 17, 2006 relating to the financial statements of Techprecision, Inc. and our report on Ranor, Inc. subsidiary of Techprecision, Inc., dated February 14, 2006 which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Bloom & Co., LLP
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Bloom & Co., LLP
Hempstead, New York
April 24, 2006